                                                                    Exhibit 4.11

                             [FORM OF FACE OF NOTE]

                         6-1/8% Note Due March 15, 2034

                            PHELPS DODGE CORPORATION

      If the registered owner of this security is The Depository Trust Company or a nominee thereof, the following legend is applicable: THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY THE DEPOSITORY TRUST COMPANY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. 1                                                               $150,000,000

                               CUSIP No. 717265AM4

      Phelps Dodge Corporation, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $150,000,000 on March 15, 2034, and to pay interest thereon from March 4, 2004 or from the most recent interest payment date to which interest has been paid or duly provided for. Interest shall be payable on this Note semiannually on March 15 and September 15 in each year, commencing on September 15, 2004, at the rate of 6-1/8% per annum, until the principal hereof is paid or made available for payment, and at the rate borne by this Note on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable on any interest payment date which is punctually paid or duly provided for on any interest payment date will, as provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1, as the case may be, preceding such interest payment date. Interest payable on this Note which is not punctually paid or duly provided for on any interest payment date shall forthwith cease to be payable to the person in whose name this Note is registered on the relevant Regular Record Date, and such Defaulted Interest shall instead be payable to the person in whose name this Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture referred to on the reverse hereof.

      If either a date for payment of principal or interest on this Note or the maturity date of this Note falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the date for payment of principal or interest on this Note or the maturity date of this Note. For these purposes, "Business Day" means any day which is a day on which commercial banks settle payments and are open for general business in New York City.

      Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the office of the Corporate Trust Department of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company interest on the Notes may be paid (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register of Holders of the Notes.

      Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, PHELPS DODGE CORPORATION has caused this instrument to be executed in its corporate name by the manual or facsimile signatures of its duly authorized officers named below.

Dated: March 4, 2004

                            PHELPS DODGE CORPORATION

                            By: ________________________________
                                Name:
                                Title:

                            By: ________________________________
                                Name:
                                Title:

[Corporate Seal]

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

      This is one of the Securities of a series described in the within-mentioned Indenture.

Dated: March 4, 2004

                            WACHOVIA BANK, NATIONAL
                            ASSOCIATION, as Trustee

                            By: ________________________________
                                Authorized Signatory

[Corporate Seal]

                            [FORM OF REVERSE OF NOTE]

      This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 22, 1997 (herein called the "Indenture"), from the Company to Wachovia Bank, National Association, as successor trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited to $150,000,000 in aggregate principal amount, and is issued pursuant to resolutions of the Board of Directors of the Company adopted on September 4, 2002 and April 11, 2003, and actions taken by officers of the Company pursuant to such resolutions.

      The Securities of this series shall be subject to optional redemption of the Company at any time in accordance with the redemption provisions described in the prospectus supplement and underlying prospectus pursuant to which the securities were sold. Subject to Section 5.2 of the Indenture, the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund.

      The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the person to whom interest is payable).

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.